Exhibit 99.1

[GRAPHIC APPEARS HERE]

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q4’13 RESULTS

Tempe, AZ – February 14, 2014 — Mobile Mini, Inc. (NASDAQ GS: MINI), the world’s leading supplier of portable storage solutions, today reported actual and adjusted financial results for the quarter ended December 31, 2013. Total revenues were $106.8 million and leasing revenues were $97.8 million, up from $99.8 million and $91.4 million, respectively, for the same period last year. The Company’s fourth quarter net income was $12.0 million, or $0.26 per diluted share, compared to $11.3 million, or $0.25 per diluted share, respectively, for the fourth quarter of 2012. On an adjusted basis, fourth quarter net income was $12.8 million, or $0.28 per diluted share, compared to $14.8 million, or $0.33 per diluted share, respectively, for the fourth quarter of 2012.

Adjusted EBITDA from continuing operations was $40.5 million and adjusted EBITDA margin was 37.9% for the fourth quarter of 2013.

Sale of Netherlands Operation

During the fourth quarter of 2013, the Company sold its branch in the Netherlands, which was deemed non-core to its operations in Europe. The loss per diluted share of the discontinued operation in the fourth quarter and full year 2013 was $0.02 and $0.03, respectively.

Fourth Quarter 2013 Highlights

•	Grew leasing revenues 7.0% year-over-year.

•	Drove fourth quarter sequential rental rates 2.0% higher than third quarter levels.

•	Increased rental rates by 4.6% year-over-year, with new units delivered at a 9.7% higher rate than the previous year.

•	Improved yield by 4.9% to $624 per unit, an all-time fourth quarter high.

•	Achieved an adjusted EBITDA margin of 37.9%, while continuing to invest in repairs and maintenance associated with increased deliveries and repositioning assets to high utilization markets, resulting in incremental expense of approximately $5 million, or 5% of revenues, compared to the fourth quarter of 2012.

•	Increased average fleet utilization to 72.8%, up from 65.1% in the fourth quarter of 2012.

•	Delivered free cash flow of $31.8 million, the 24th consecutive quarter of positive free cash flow.

•	Reduced net debt by $39.5 million.

Full Year 2013 Highlights

•	Increased total revenues and leasing revenues by 7.0% and 7.7% to $406.5 million and $366.3 million, respectively.

•	Improved adjusted EBITDA by 8.3% to $157.5 million, for a 38.7% adjusted EBITDA margin.

•	Generated $109.4 million of free cash flow, up from $65.1 million in 2012.

•	Reduced net debt by $123.8 million, resulting in a net debt/TTM adjusted EBITDA leverage ratio of approximately 3.4x.

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, commented, “I am very pleased with our performance in the fourth quarter, with an underlying adjusted EBITDA margin of almost 43% excluding our incremental investments in fleet repairs and repositioning. Once again, we drove rental rates higher and put more units on rent as a result of our intensified sales and marketing efforts. As planned, we continued to repair and reposition available units to high demand areas and we expect to continue to make these investments throughout 2014 in order to minimize capex as well as maximize cash flow and utilization.”

Mobile Mini, Inc. News Release	Page 2
February 14, 2014

Mr. Olsson continued, “We enter 2014 well positioned to build upon the momentum of the past year. Our existing markets hold significant untapped potential, and we have been refining and investing in our sales organization to capitalize on these opportunities. We also plan to expand our footprint in North America with the addition of five to ten new locations in strategically attractive markets. We expect our year-over-year top line growth and profitability in 2014 to exceed that of 2013, which will drive accelerating free cash flow for the year. We have ample fleet capacity to support our growth in 2014, and expect capital expenditures to be in the $25 million to $30 million range, primarily for investments in delivery equipment and IT infrastructure.”

Dividend

The Company’s newly instituted regular quarterly cash dividend of $0.17 per share will be paid on March 20, 2014 to shareholders of record on March 6, 2014.

EBITDA, Adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted diluted EPS, and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. Reconciliations of these measurements to the most directly comparable GAAP financial measures can be found later in this release.

Conference Call

Mobile Mini will host a conference call today, Friday, February 14, 2014, at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call and the reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of over 212,000 portable storage containers and office units with 136 locations in the U.S., United Kingdom, and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

This news release contains forward-looking statements, including, but not limited to, our expectations regarding our growth and profitability, financial performance, ability to repair and reposition fleet, capex spend and expand our footprint in North America which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Linda Latman (212) 836-9609

(480) 477-0241

www.mobilemini.com

(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 3
February 14, 2014

Mobile Mini, Inc. Condensed Consolidated Statements of Income

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Three Months Ended December 31,		Three Months Ended December 31,
	2013 Actual	2013 Adjusted (1)	2012 Actual	2012 Adjusted (1)
Revenues:
Leasing	$97,820	$97,820	$91,413	$91,413
Sales	8,246	8,246	7,833	7,833
Other	733	733	600	600

Total revenues	106,799	106,799	99,846	99,846

Costs and expenses:
Cost of sales	5,472	5,472	4,917	4,917
Leasing, selling and general expenses (2)	64,809	64,805	54,470	54,319
Merger and restructuring expenses (3)	349	—	5,533	—
Asset impairment charge, net (4)	(784)	—	—	—
Depreciation and amortization	8,993	8,993	9,036	9,036

Total costs and expenses	78,839	79,270	73,956	68,272

Income from operations	27,960	27,529	25,890	31,574
Other income (expense):
Interest income	1	1	—	—
Interest expense	(7,151)	(7,151)	(7,719)	(7,719)
Foreign currency exchange	(1)	(1)	—	—

Income from continuing operations before provision for income taxes	20,809	20,378	18,171	23,855
Provision for income taxes	7,717	7,551	6,873	9,061

Income from continuing operations	13,092	12,827	11,298	14,794
Loss from discontinued operation, net of tax (5)	(1,134)	—	(40)	—

Net income	$11,958	$12,827	$11,258	$14,794

Earnings per share:
Basic:
Income from continuing operations	$0.29	$0.28	$0.25	$0.33
Loss from discontinued operation	(0.03)	—	—	—

Net Income	$0.26	$0.28	$0.25	$0.33

Diluted:
Income from continuing operations	$0.28	$0.28	$0.25	$0.33
Loss from discontinued operation	(0.02)	—	—	—

Net Income	$0.26	$0.28	$0.25	$0.33

Weighted average number of common and common share equivalents outstanding:
Basic	45,736	45,736	44,822	44,822

Diluted	46,461	46,461	45,349	45,349

EBITDA	$36,953	$40,455	$34,926	$42,272

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents acquisition activity costs and, in 2012, excludes estimated damages, net of estimated insurance recoveries, to our assets caused by natural disasters that are excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	Represents the net sales in excess of fair value of certain assets that were written down and classified as held for sale and is excluded in the adjusted presentation.
(5)	Represents our Netherlands operation that was sold in December 2013 and reported as discontinued operation. The 2013 amount also includes a $1.2 million after-tax loss on the sale.

Mobile Mini, Inc. News Release	Page 4
February 14, 2014

Mobile Mini, Inc. Condensed Consolidated Statements of Income

(Unaudited)/(in thousands except per share data)/(includes effects of rounding)

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013 Actual	2013 Adjusted (1)	2012 Actual	2012 Adjusted (1)
Revenues:
Leasing	$366,286	$366,286	$339,975	$339,975
Sales	38,051	38,051	37,759	37,759
Other	2,149	2,149	2,162	2,162

Total revenues	406,486	406,486	379,896	379,896

Costs and expenses:
Cost of sales	25,413	25,413	23,178	23,178
Leasing, selling and general expenses (2)	237,567	237,563	218,709	218,419
Merger and restructuring expenses (3)	2,402	—	7,123	—
Asset impairment charge, net (4)	38,705	—	—	—
Depreciation and amortization	35,432	35,432	35,982	35,982

Total costs and expenses	339,519	298,408	284,992	277,579

Income from operations	66,967	108,078	94,904	102,317
Other income (expense):
Interest income	1	1	1	1
Interest expense	(29,467)	(29,467)	(37,268)	(37,268)
Debt restructuring expense (5)	—	—	(2,812)	—
Deferred financing costs write-off (6)	—	—	(1,889)	—
Foreign currency exchange	(2)	(2)	(4)	(4)

Income from continuing operations before provision for income taxes	37,499	78,610	52,932	65,046
Provision for income taxes (7)	12,275	28,704	18,509	24,272

Income from continuing operations	25,224	49,906	34,423	40,774
Loss from discontinued operation, net of tax (8)	(1,302)	—	(245)	—

Net income	$23,922	$49,906	$34,178	$40,774

Earnings per share:
Basic:
Income from continuing operations	$0.55	$1.10	$0.77	$0.91
Loss from discontinued operation	(0.02)	—	—	—

Net Income	$0.53	$1.10	$0.77	$0.91

Diluted:
Income from continuing operations	$0.55	$1.08	$0.76	$0.90
Loss from discontinued operation	(0.03)	—	—	—

Net Income	$0.52	$1.08	$0.76	$0.90

Weighted average number of common and common share equivalents outstanding:
Basic	45,481	45,481	44,657	44,657

Diluted	46,096	46,096	45,102	45,102

EBITDA	$102,398	$157,465	$130,883	$145,447

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents acquisition activity costs and, in 2012, excludes estimated damages, net of estimated insurance recoveries, to our assets caused by natural disasters that are excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the adjusted presentation.
(4)	Represents the net impairment charge primarily for the write-down of certain assets to fair value and classified as held for sale and is excluded in the adjusted presentation.
(5)	In 2012, this represents the redemption premiums and the unamortized original issuance discount on the redemption of $150.0 million of 6.875% Notes originally due in 2015. Debt restructuring expense is excluded in the adjusted presentation.
(6)	In 2012, this represents the unamortized deferred financing costs associated with the $150.0 million of 6.875% Notes redeemed in August 2012 and a portion of deferred financing costs associated with our prior $850.0 million credit agreement which was replaced with our new $900.0 million credit agreement in February 2012. Deferred financing costs write-off is excluded in the adjusted presentation.
(7)	Provision for income taxes includes approximately $1.9 million and $1.2 million in 2013 and 2012, respectively, in income tax benefits related to statutory corporate income tax rate reductions in the United Kingdom that are excluded in the adjusted presentation.
(8)	Represents our Netherlands operation that was sold in December 2013 and reported as discontinued operation. The 2013 amount also includes a $1.2 million after-tax loss on the sale.

Mobile Mini, Inc. News Release	Page 5
February 14, 2014

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands except par value data)

(includes effects of rounding)

	December 31, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Cash	$1,256	$1,780
Receivables, net	53,104	50,291
Inventories	18,744	19,375
Lease fleet, net	979,276	1,028,773
Property, plant and equipment, net	85,153	80,430
Assets held for sale	980	—
Deposits and prepaid expenses	6,116	6,747
Other assets and intangibles, net	13,523	17,827
Goodwill	519,222	518,308
Assets of discontinued operation	—	4,029

Total assets	$1,677,374	$1,727,560

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$18,862	$18,109
Accrued liabilities	65,308	58,362
Lines of credit	319,314	442,391
Notes payable	—	310
Obligations under capital leases	8,781	642
Senior Notes	200,000	200,000
Deferred income taxes	209,565	198,046
Liabilities of discontinued operation	—	181

Total liabilities	821,830	918,041

Commitments and contingencies
Stockholders’ equity:
Preferred stock: $.01 par value, 20,000 shares authorized, none issued	—	—
Common stock: $.01 par value, 95,000 shares authorized, 48,810 issued and 46,626 outstanding at December 31, 2013 and 48,211 issued and 46,036 outstanding at December 31, 2012	488	482
Additional paid-in capital	550,387	522,372
Retained earnings	359,778	343,782
Accumulated other comprehensive loss	(15,440)	(17,817)
Treasury stock, at cost, 2,184 and 2,175 shares at December 31, 2013 and 2012, respectively	(39,669)	(39,300)

Total stockholders’ equity	855,544	809,519

Total liabilities and stockholders’ equity	$1,677,374	$1,727,560

Mobile Mini, Inc. News Release	Page 6
February 14, 2014

Mobile Mini, Inc. Condensed Consolidated Statements of Cash Flows

(Unaudited)/(in thousands)/(includes effects of rounding)

	Twelve Months Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,922	$34,178
Adjustments to reconcile net income to net cash provided by operating activities:
Debt restructuring expense	—	2,812
Deferred financing costs write-off	—	1,889
Asset impairment charge, net	38,217	—
Provision for doubtful accounts	2,160	2,179
Amortization of deferred financing costs	2,811	3,217
Amortization of debt issuance discount	—	49
Amortization of long-term liabilities	169	167
Share-based compensation expense	14,714	9,575
Depreciation and amortization	35,626	36,187
Loss on disposal of discontinued operation	1,948	—
Gain on sale of lease fleet units	(9,682)	(11,781)
Loss (gain) on disposal of property, plant and equipment	247	(130)
Deferred income taxes	11,012	18,107
Tax benefit shortfall on equity award transactions	(837)	(3)
Foreign currency transaction loss	1	5
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	(3,640)	(5,078)
Inventories	(393)	1,352
Deposits and prepaid expenses	653	537
Other assets and intangibles	10	(161)
Accounts payable	337	(1,884)
Accrued liabilities	(1,164)	(268)

Net cash provided by operating activities	116,111	90,949

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of discontinued operation	677	—
Cash paid for business acquired	—	(3,563)
Additions to lease fleet	(28,826)	(43,934)
Proceeds from sale of lease fleet units	35,951	29,358
Additions to property, plant and equipment	(15,792)	(12,741)
Proceeds from sale of property, plant, and equipment	1,970	1,497

Net cash used in investing activities	(6,020)	(29,383)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under lines of credit	(123,076)	97,242
Redemption of 6.875% senior notes due 2015	—	(150,000)
Redemption premiums of 6.875% senior notes due 2015	—	(2,579)
Deferred financing costs	—	(8,075)
Proceeds from issuance of notes payable	—	398
Principal payments on notes payable	(310)	(403)
Principal payments on capital lease obligations	(408)	(947)
Issuance of common stock	13,818	3,645
Purchase of treasury stock	(369)	—

Net cash used in financing activities	(110,345)	(60,719)

Effect of exchange rate changes on cash	(427)	(1,770)

NET DECREASE IN CASH	(681)	(923)
CASH AT BEGINNING OF PERIOD	1,937	2,860

CASH AT END OF PERIOD	$1,256	$1,937

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$25,947	$35,145

Cash paid during the year for income and franchise taxes	$1,114	$831

Equipment acquired through capital lease and financing obligations	$8,547	$300

Mobile Mini, Inc. News Release	Page 7
February 14, 2014

Mobile Mini, Inc.

Non-GAAP Reconciliations

(in thousands)

(includes effects of rounding)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$36,953	$34,926	$102,398	$130,883
Discontinued operation	(712)	23	(732)	(11)
Interest paid	(10,174)	(10,814)	(25,947)	35,145)
Income and franchise taxes paid	(152)	(109)	(1,114)	(831)
Share-based compensation expense	3,945	3,899	14,714	9,575
Asset impairment (recovery) charge, net	(736)	—	38,217	—
Loss on disposal of discontinued operation	1,948	—	1,948	—
Gain on sale of lease fleet units	(1,984)	(2,330)	(9,682)	(11,781)
Loss (gain) on disposal of property, plant and equipment	303	133	247	(130)
Changes in certain assets and liabilities, net of effect of business acquired:
Receivables	2,529	3,827	(1,480)	(2,899)
Inventories	2,004	2,315	(393)	1,352
Deposits and prepaid expenses	634	(387)	653	537
Other assets and intangibles	(2)	103	10	(161)
Accounts payable and accrued liabilities	(3,919)	999	(2,728)	(440)

Net cash provided by operating activities	$30,637	$32,585	$116,111	$90,949

Reconciliation of net income to EBITDA and adjusted EBITDA:
Net income	$11,958	$11,258	$23,922	$34,178
Loss from discontinued operation, net of tax	1,134	40	1,302	245
Interest expense	7,151	7,719	29,467	37,268
Provision for income taxes	7,717	6,873	12,275	18,509
Depreciation and amortization	8,993	9,036	35,432	35,982
Debt restructuring expense	—	—	—	2,812
Deferred financing costs write-off	—	—	—	1,889

EBITDA	36,953	34,926	102,398	130,883
Share-based compensation expense	3,933	1,662	13,956	7,151
Merger and restructuring expenses	349	5,533	2,402	7,123
Acquisition and other expenses	4	151	4	290
Asset impairment (recovery) charge, net	(784)	—	38,705	—

Adjusted EBITDA	$40,455	$42,272	$157,465	$145,447

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$30,637	$32,585	$116,111	$90,949
Additions to lease fleet	(5,215)	(11,151)	(28,826)	(43,934)
Proceeds from sale of lease fleet units	10,540	5,959	35,951	29,358
Additions to property, plant and equipment	(5,141)	(1,570)	(15,792)	(12,741)
Proceeds from sale of property, plant and equipment	957	69	1,970	1,497

Net capital expenditures, excluding acquisitions	1,141	(6,693)	(6,697)	(25,820)

Free cash flow	$31,778	$25,892	$109,414	$65,129

Mobile Mini, Inc. News Release	Page 8
February 14, 2014

Mobile Mini, Inc. Non-GAAP Reconciliations

(in thousands except per share data)/(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended December 31, 2013
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Acquisition expenses (4)	Asset impairment charge, net (5)	Loss from discontinued operation, net (6)	Actual
Revenues	$106,799	$—	$—	$—	$—	$—	$106,799
EBITDA	$40,455	$3,933)	$(349)	$(4)	$784	$—	$36,953
EBITDA margin	37.9%	(3.7)%	(0.3)%	—	-(0.7)%	—	34.6%
Operating income	$27,529	$—	$(349)	$(4)	$784	$—	$27,960
Operating income margin	25.8%	—	(0.3)%	—	-(0.7)%	—	26.2%
Pre tax income	$20,378	$—	$(349)	$(4)	$784	$—	$20,809
Net income	$12,827	$—	$(236)	$(3)	$503	$(1,134)	$11,958
Diluted earnings per share	$0.28	$—	$(0.01)	$—	$0.01	$(0.02)	$0.26

	Reconciliation of Adjusted Measurements to Actuals Three Months Ended December 31, 2012
	As Adjusted (1)	Share-based compensation expense (2)	Leasing, selling and general expenses (7)	Merger and restructuring expenses (3)	Loss from discontinued operation, net (6)	Actual
Revenues	$99,846	$—	$—	$—	$—	$99,846
EBITDA	$42,272	$(1,662)	$(151)	$(5,533)	$—	$34,926
EBITDA margin	42.3%	(1.7)%	(0.2)%	(5.5)%	—	35.0%
Operating income	$31,574	$—	$(151)	$(5,533)	$—	$25,890
Operating income margin	31.6%	—	(0.2)%	(5.5)%	—	25.9%
Pre tax income	$23,855	$—	$(151)	$(5,533)	$—	$18,171
Net income	$14,794	$—	$(93)	$(3,403)	$(40)	$11,258
Diluted earnings per share	$0.33	$—	$—	$(0.08)	$—	$0.25

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations. Merger and restructuring expenses are excluded in the adjusted presentation.
(4)	Represents acquisition activity costs that are excluded in the adjusted presentation.
(5)	Represents the net sales in excess of fair value of certain assets that were written down and classified as held for sale and is excluded in the adjusted presentation.
(6)	Represents our Netherlands operation that was sold in December 2013 and reported as discontinued operation. The 2013 amount also includes a $1.2 million after-tax loss on the sale.
(7)	Represents the net estimated damages to our assets caused by natural disasters and is excluded in the adjusted presentation.

Mobile Mini, Inc. News Release	Page 9
February 14, 2014

Mobile Mini, Inc. Non-GAAP Reconciliations

(in thousands except per share data)/(includes effects of rounding)

	Reconciliation of Adjusted Measurements to Actuals Twelve Months Ended December 31, 2013
	As Adjusted (1)	Share-based compensation expense (2)	Merger and restructuring expenses (3)	Acquisition expenses (4)	Asset impairment charge, net (5)	Income tax benefit (6)	Loss from Discontinued operation, net (7)	Actual
Revenues	$406,486	$—	$—	$—	$—	$—	$—	$406,486
EBITDA	$157,465	$(13,956)	$(2,402)	$(4)	$(38,705)	$—	$—	$102,398
EBITDA margin	38.7%	(3.4)%	(0.6)%	—	(9.5)%	—	—	25.2%
Operating income	$108,078	$—	$(2,402)	$(4)	$(38,705)	$—	$—	$66,967
Operating income margin	26.6%	—	(0.6)%	—	(9.5)%	—	—	16.5%
Pre tax income	$78,610	$—	$(2,402)	$(4)	$(38,705)	$—	$—	$37,499
Net income	$49,906	$—	$(1,525)	$(3)	$(25,015)	$1,861	$(1,302)	$23,922
Diluted earnings per share	$1.08	$—	$(0.03)	$—	$(0.54)	$0.04	$(0.03)	$0.52

	Reconciliation of Adjusted Measurements to Actuals Twelve Months Ended December 31, 2012
	As Adjusted (1)	Share-based compensation expense (2)	Leasing, selling and general expenses (8)	Merger and restructuring expenses (3)	Acquisition expenses (4)	Debt restructuring expense (9)	Deferred financing costs write-off (10)	Income tax benefit (6)	Loss from discontinued operation, net (7)	Actual
Revenues	$379,896	$—	$—	$—	$—	$—	$—	$—	$—	$379,896
EBITDA	$145,447	$(7,151)	$(151)	$(7,123)	$(139)	$—	$—	$—	$—	$130,883
EBITDA margin	38.3%	(1.9)%	—	(1.9)%	—	—	—	—	—	34.5%
Operating income	$102,317	$—	$(151)	$(7,123)	$(139)	$—	$—	$—	$—	$94,904
Operating income margin	26.9%	—	—	(1.9)%	—	—	—	—	—	25.0%
Pre tax income	$65,046	$—	$(151)	$(7,123)	$(139)	$(2,812)	$(1,889)	$—	$—	$52,932
Net income	$40,774	$—	$(93)	$(4,438)	$(85)	$(1,729)	$(1,162)	$1,156	$(245)	$34,178
Diluted earnings per share	$0.90	$—	$—	$(0.10)	$—	$(0.04)	$(0.03)	$0.03	$—	$0.76

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and the adjusted presentations.
(2)	Represents non-cash share-based expense associated with the granting of equity instruments and is excluded in the adjusted presentation.
(3)	Merger and restructuring expenses represent costs relating primarily to the restructuring of our operations including the severance related to our Chief Accounting Officer in 2013 and our Chief Executive Officer in 2012. Merger and restructuring expenses are excluded in the adjusted presentation.
(4)	Represents acquisition activity costs that are excluded in the adjusted presentation.
(5)	Represents the net impairment charge primarily for the write-down of certain assets to fair value and classified as held for sale and is excluded in the adjusted presentation.
(6)	Represents income tax benefits related to the statutory corporate income tax rate reductions in the United Kingdom that are excluded in the adjusted presentation.
(7)	Represents our Netherlands operation that was sold in December 2013 and reported as discontinued operation. The 2013 amount also includes a $1.2 million after-tax loss on the sale.
(8)	Represents the net estimated damages to our assets caused by natural disasters and acquisition activity costs that are excluded in the adjusted presentation.
(9)	Represents the redemption premiums and the unamortized original issuance discount on the redemption of $150.0 million of 6.875% Notes originally due in 2015. Debt restructuring expense is excluded in the adjusted presentation.
(10)	Represents the unamortized deferred financing costs associated with the $150.0 million of 6.875% Notes redeemed in August 2012 and a portion of deferred financing costs associated with our prior $850.0 million credit agreement, which was replaced with our new $900.0 million credit agreement in February 2012. Deferred financing costs write-off is excluded in the adjusted presentation.

Mobile Mini, Inc. News Release	Page 10
February 14, 2014

Mob

The sale of our Netherlands operation is reflected in the financial data herein as a discontinued operation for all periods presented and all prior period amounts have been recast to reflect this transaction.

This news release includes the financial measures “EBITDA”, “adjusted EBITDA”, “EBITDA margin”, “adjusted EBITDA margin”, “adjusted SG&A”, “adjusted net income”, “adjusted diluted earnings per share” and “free cash flow.” These measurements are deemed “non-GAAP financial measures” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.

EBITDA is defined as net income before discontinued operation, net of taxes, interest expense, income taxes, depreciation and amortization, and if applicable, debt restructuring or extinguishment costs, including any write-off of deferred financing costs. We further adjust EBITDA to exclude non-cash share-based compensation expense and to ignore the effect of what we consider transactions or events not related to our core business to arrive at adjusted EBITDA. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA and adjusted EBITDA margins are calculated by dividing consolidated EBITDA and adjusted EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present adjusted EBITDA and adjusted EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. We include adjusted EBITDA in this earnings announcement to provide transparency to investors. Adjusted EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations, pay authorized quarterly dividends and strategic acquisitions.

Adjusted SG&A, adjusted net income and adjusted diluted earnings per share permit a comparative assessment of our SG&A expenses, net income and diluted earnings per share by excluding certain one-time expenses, and merger and restructuring expenses to make a more meaningful comparison of our operating performance.

Earlier in this release we provided a reconciliation of these adjusted measurements to actual results along with a reconciliation of EBITDA to net cash provided by operating activities, net income to EBITDA and adjusted EBITDA and net cash provided by operating activities to free cash flow.